Exhibit 10(a)


                             CONSULTING AGREEMENT

          CONSULTING AGREEMENT (this "Agreement"), made as of the 2nd day of July, 1996, by and between CHENIERE ENERGY, INC. (f/k/a BEXY Communications, Inc.), a Delaware corporation (the "Company"), and BUDDY YOUNG, an individual ("Consultant").


                             W I T N E S S E T H:


          WHEREAS, Consultant is experienced in the management and operation of a public companies; and

          WHEREAS, the Company desires to engage the Consultant to provide management of the Company with certain advice regarding the management and business of the Company, upon the terms and subject to the conditions set forth below.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

I. TERM The Company hereby agrees to retain Consultant as a consultant to the management of the Company and Consultant hereby accepts and agrees to serve in such capacity, for a period of two (2) years commencing as of the date hereof unless sooner terminated as herein provided (the "Term").

II. DUTIES A. Consultant shall make himself available for consultation with the management of the Company concerning the business and operation of the Company and shall agree

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to provide consultation and advice with respect to such other matters as the
Company may request. Such services shall be performed by Consultant only after the Company has made a specific request therefor.

          B. Consultant may perform his duties hereunder by use of telephone, telefax or other means of telecommunication. Consultant shall not be required to maintain a physical presence at the Company's offices, but shall be required to use his reasonable best efforts attend meetings of the Board of Directors of the Company in person or by telephone and upon reasonable prior notice.



          III. COMPENSATION

          A. For and in consideration of and in full payment for the services to be rendered by Consultant to the Company during the Term, the Company agrees to pay Consultant a consulting fee of $75,000 per annum payable in monthly installments on the first day of each month during the Term or in such other installments as the parties may mutually agree upon.

          B. The Company shall reimburse Consultant for its his reasonable expenses incurred in connection with performance of its duties hereunder, including, but not limited to, expenses related to travel, lodging and meals under Section 2(b) above, promptly after receipt of backup invoices and receipts therefor; provided, however, that Consultant shall not incur any expenses relating to the performance of its duties hereunder without obtaining the prior written approval of the Company.

          IV. INDEPENDENT CONTRACTOR; NON-EXCLUSIVE

          A. It is understood and agreed that Consultant is, and shall at all times during the Term be deemed to be an independent contractor, and nothing in this Agreement shall in any way be deemed or construed to constitute Consultant as an agent or employee of the Company

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nor shall Consultant have the right or authority to act as, incur, assume or create any obligation, responsibility or liability, express or implied, in the name of or on behalf of the Company or to bind the Company in any manner whatsoever or sign any documents on its behalf. Subject to Sections 2 and 3(b) hereof, Consultant shall determine in its sole discretion the method, details and means of performing its duties hereunder, and the Company shall have no right to control or direct the foregoing.

          B. The consulting services to be rendered hereunder will not be exclusive to either party. Consultant may engage in such other activities, consulting or otherwise, as consultant in its sole discretion deems appropriate. Similarly, the Company may retain other consultants in its sole discretion.

          V. WITHHOLDING TAX

          The Company shall not be responsible for withholding form any payments made to Consultant hereunder any contributions levied by any state or federal statutes relating to social security or similar benefits.

          VI. TERMINATION

          Consultant's services hereunder may be terminated by the Company only under the following circumstances:

          A. Death. In the event Consultant dies during the Term; the Term shall terminate upon his death.

          B. Cause. The Company may, at any time, terminate this Agreement for cause upon thirty (30) days' written notice of termination to Consultant. "Cause" shall mean that the has been a final, non-appealable determination by a court of competent jurisdiction that


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Consultant has committed civil or criminal embezzlement, theft or other dishonest or fraudulent acts, materially adversely affecting the Company.

          If this Agreement shall be terminated for Cause, the Company shall have no further obligations to Consultant as of the date of termination.

          VII. ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement between the parties with respect to Consultant's consultancy with the Company during the Term, including, but not limited to, any agreement with respect to remuneration, fees, payments or benefits of any kind payable to Consultant with respect to such consultancy, and, other than Article XVII of the Purchase Agreement relating to arbitration of disputes, there is no other agreement between the parties with respect to the subject matter hereof, written or oral, other than as provided hereby. This Agreement may not be amended, modified, supplemented or discharged except by a writing duly executed by the parties hereto.

          VIII. NOTICES

          Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or three (3) days after being sent by registered or certified mail, return receipt requested, postage prepaid, or transmitted by telecopy with oral confirmation, addressed as follows or to such other address of which the parties may have given notice in accordance with this Section 6.4:


                  If to Consultant:


                  16661 Ventura Boulevard, Suite 214
                  Encino, CA  91436
                  Attn:  Mr. Buddy Young, President & CEO
                  Fax: (818) 784-8660





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                  With a copy to:

                  Hand & Hand
                  24901 Dana Point
                  Harbor Drive, Suite 200
                  Dana Point, CA  92629
                  Attn:  Jehu Hand, Esq.
                  Fax: (714) 489-0034

                  If to the Company:

                  Cheniere Energy, Inc.
                  Two Allen Center
                  1200 Smith Street, Suite 1710
                  Houston, Texas  77002
                  Attn:  Mr. William D. Forster
                  Fax: (713) 659-5459

                  with a copy to:

                  Whitman Breed Abbott & Morgan
                  200 Park Avenue
                  New York, NY  10166
                  Attn:  Robert C. Brighton, Jr., Esq.
                  Fax: (212) 351-3131


          IX. WAIVER

          The waiver by either party hereto of the breach of any provision of this Agreement by the other party hereto shall not operate or be construed as a waiver or any other provision hereof or of any subsequent breach by such other party.

          X. SEVERABILITY

          If any provision of this Agreement shall be held to be invalid or unenforceable, the other provisions of this Agreement shall not be affected thereby and this Agreement shall be construed as if the provision held to be invalid or unenforceable had never been contained herein and such provision shall be reformed and redrawn only to the extent necessary so as to be valid and enforceable under applicable law.


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          XI. SUCCESSORS

          This Agreement shall be binding upon and shall inure to the benefit of the Company and any successor of the Company, and any such successor shall be deemed substituted for the Company under the provisions of this Agreement. As used herein, the term "successor" shall mean any person, firm, corporation or other business entity which at any time, whether by merger, purchase, liquidation or otherwise, acquires all or substantially all of the assets or business at the Company. Consultant may assign its rights and delegate its obligations hereunder to a consulting corporation wholly-owned by Consultant and otherwise reasonably acceptable to the Company.

          XII. GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of law provisions thereof.

          IN WITNESS WHEREOF, the parties hereto have signed and delivered this Agreement on the date first above written.



                                        THE COMPANY:


                                        CHENIERE ENERGY, INC.


                                        By:_________________________________
                                            William D. Forster, President



                                        CONSULTANT:


                                        ------------------------------------
                                        Buddy Young, individually




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